                                                                      EXHIBIT 21

                                  SUBSIDIARIES

                     NAME                       STATE OF INCORPORATION   NAMES UNDER WHICH IT DOES BUSINESS
                     ----                       ----------------------   ----------------------------------
Security First Technologies, Inc.                      Kentucky                          S1